LOAN AGREEMENT


         The LOAN  AGREEMENT  (the  "Agreement"),  dated as of May 15, 1996,  is entered into between QUAD CITY HOLDINGS, INC., a Delaware corporation ("Holdings") and QUAD CITY BANCARD, INC., a Delaware corporation ("Bancard") (Holdings and Bancard are collectively referred to herein individually as a "Borrower" and collectively as the "Borrowers"), and LASALLE NATIONAL BANK, a national banking association (the "Bank").

                                   RECITALS:

         WHEREAS, Holdings desires to borrow from the Bank, on a revolving credit basis, an amount not to exceed TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000); and

         WHEREAS, Bancard desires the Bank to make available a letter of credit facility in an amount not to exceed ONE MILLION DOLLARS ($1,000,000); and

         WHEREAS, Bank is willing to establish (i) a revolving credit facility in favor of Holdings in an amount not to exceed up to TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000); and (ii) a letter of credit facility in favor of Bancard in an amount not to exceed ONE MILLION DOLLARS ($1,000,000), in accordance with the terms, subject to the conditions and in reliance on the representations, warranties and covenants set forth herein and in the other documents and instruments entered into or delivered in connection with or relating to the loan contemplated in this Agreement; and

         WHEREAS, in consideration of the establishment of the facilities set forth above, Holdings has agreed to pledge and grant to the Bank a security interest in 100% of the issued and outstanding stock of Quad City Bank and Trust (the "Subsidiary"); and

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   AGREEMENT:

         1.       Commitments of the Bank.

         (a) The Bank agrees to extend a loan (the "Loan") to Holdings in a principal amount not to exceed TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000), evidenced by the Note (as such term is defined below); and

         (b) The Bank agrees to establish a letter of credit facility (the "L/C Facility") to Bancard in a principal amount not to exceed ONE MILLION DOLLARS ($1,000,000).

         The Loan and the L/C Facility shall be secured by the Pledge Agreement (as such term is defined below) in accordance with terms and subject to the conditions set forth in this Agreement, the Note and the Pledge Agreement.

         2.       Conditions of Borrowing.

         Notwithstanding any other provision of this Agreement, the Bank shall not be required to extend the Loan:

                  (a) if, since the date of this Agreement and up to the agreed upon date of the Loan, there has occurred, in the Bank's sole and complete discretion, a material adverse change in the financial condition or affairs of the Borrowers or the Subsidiary;

                  (b) if any Default (as such term is defined below) has occurred or any event which, with the giving of notice or lapse of time, or both, would constitute such a Default;

                  (c) if any litigation or governmental proceeding has been instituted or threatened against the Borrowers or the Subsidiary or any of their respective officers or shareholders which, in the sole discretion of the Bank, will adversely affect the financial condition or operations of the Borrowers or the Subsidiary;

                  (d) if all necessary or appropriate actions and proceedings shall not have been taken in connection with, or relating to the transactions contemplated hereby and all documents incident thereto shall not have been completed and tendered for delivery, in substance and form satisfactory to the Bank including, but not limited to (i);

                  (e) that certain Pledge and Security Agreement to be delivered by Holdings (the "Pledge Agreement") dated of even date herewith for the benefit of Bank, together with all of the Pledged Security (as such term is defined in the Pledge Agreement); and

                  (f) a legal opinion from the Borrowers' counsel.

                  (g) if the Bank shall not have received in substance and form satisfactory to the Bank, all certificates, affidavits, schedules, resolutions, opinions, notes, and/or other documents which are provided for hereunder, or which it may reasonably request.

         3.       Note Evidencing Borrowing.

         (i) Revolving Note. The Loan shall be evidenced by a promissory note (the "Note") executed by Holdings in the principal amount of $2,500,000 and shall be in the form set forth in Exhibit A hereto. Without in any way limiting the term of the Note:

                  (a) Holdings shall pay interest on amounts outstanding under the Note as provided herein. Interest shall be payable quarterly, in arrears, commencing July 1, 1996 and continuing on the first day of each October, January, April and July thereafter, with a final payment of all outstanding amounts due under the Note, including, but not limited to principal, interest and any amounts owing under Subsection 11(k) of the Agreement, if not sooner paid, on July 1, 1998. The amounts outstanding from time to time shall bear interest calculated on the actual number of days elapsed on the basis of a 360 day year, at a rate equal to the Prime Rate.

         For purposes of this Agreement, the term "Prime Rate" shall mean the floating prime rate in effect from time to time as set by the Bank, and referred to by the Bank as its Prime Rate. Holdings acknowledges that the Prime Rate is not necessarily the Bank's lowest or most favorable rate of interest at any one time. The effective date of any change in the Prime Rate shall for purposes hereof be the date the rate change is publicly announced by the Bank.

                  (b) Any amount of principal or interest on the Note which is not paid when due, whether at stated maturity, by acceleration or otherwise shall bear interest payable on demand at an interest rate equal at all times to two percent (2%) above the Prime Rate.

                  (c) Prepayments of principal amounts outstanding from time to time under the Note are permitted at any time without penalty or premium.

                  (d) If any payment to be made by Holdings hereunder shall become due on a Saturday, Sunday or Bank holiday under the laws of the State of Illinois, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing any interest in respect of such payment.

         (ii) Letters of Credit. The Bank shall, at Bancard's request, issue letters of credit (the "Letters of Credit") pursuant to the L/C Facility. The Letter of Credit Obligations shall not exceed, in the aggregate, $1,000,000.

                  (a) "Letter of Credit Obligations" shall mean an amount equal to the aggregate of the original face amounts of all Letters of Credit minus the sum of (i) the amount of any reductions in the original face amount of any Letter of Credit which did not result from a draw thereunder, (ii) the amount of any payments made by the Bank with respect to any draws made under a Letter of Credit for which Bancard has reimbursed the Bank, and (iii) the portion of any issued but expired Letter of Credit which has not been drawn by the beneficiary thereunder. For purposes of determining the outstanding Letter of Credit
Obligations at any time, the Bank's acceptance of a draft drawn on the Bank pursuant to a Letter of Credit shall constitute a draw on the applicable Letter of Credit at the time of such acceptance.

                  (b) Each Letter of Credit shall be issued by the Bank upon the execution by Bancard of the Bank's standard application therefor and the payment by Bancard of the Bank's fee of 1% of the face amount of each Letter of Credit. The principal amount of any payments made by the Bank with respect to any draws made under a Letter of Credit for which Bancard has not reimbursed the Bank upon the Bank's demand therefor, shall be immediately converted to a Prime Loan upon notice from the Bank to Bancard.

         5.       Representations and Warranties.

         To induce the Bank to make the Loan provided for herein, the Borrowers represent and warrant as follows:

                  (a) Each of Holdings and Bancard: (i) is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified as a foreign corporation and in good standing in all states in which it is doing business except where the failure to so qualify would not have a material adverse effect on such Borrower or its business; and (iii) has all requisite power and authority, corporate or otherwise, to own, operate and lease its properties and to carry on its business as now being conducted. The Subsidiary is an Iowa banking corporation, and has all requisite power and authority, corporate or otherwise, to own, operate and lease its property and to carry on its business as now being conducted. The Borrowers and the Subsidiary have made payment of all franchise and similar taxes in the states of their respective incorporation and in all of the respective jurisdictions in which they are qualified, and so far as such taxes are due and payable at the date of this Agreement, except for any such taxes the validity of which is being contested in good faith and for which proper reserves have been set aside on the books of the Borrowers or the Subsidiary, as the case may be.

                  (b) Holdings is the owner of 100% of the issued and outstanding capital stock of the Subsidiary.

                  (c) The Subsidiary Shares have been duly authorized, legally and validly issued, fully paid and nonassessable, and are owned by Holdings free and clear of all pledges, liens, security interest, charges or encumbrances, except, upon consummation of the transactions contemplated herein, for the security interest granted by Holdings to the Bank. There are, as of the date hereof, no outstanding options, rights or warrants obligating Holdings or the Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of the Subsidiary or obligating Holdings or the Subsidiary to grant, extend or enter into any such agreement or commitment.

                  (d)      The financial statements of:

                  (i) the Borrowers, all of which have heretofore been furnished to the Bank, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") and maintained by the Borrowers throughout the periods involved, and fairly present the financial condition of the Borrowers individually and on a consolidated basis at such dates specified therein and the results of its operations for the periods then ended; and

                  (ii) the Subsidiary, all of which have heretofore been furnished to the Bank, to the best knowledge of the Borrowers have been prepared in accordance with GAAP and maintained by the Subsidiary throughout the periods involved, and fairly present the financial condition of the Subsidiary at such dates specified therein and the results of its operation for the periods then entered.

                  (e) To the best knowledge of the Borrowers, since the latest date of the financial statements referred to in Section 5(d) above, there have been no material changes in the assets, liabilities, or condition, financial or otherwise, of the Borrowers or the Subsidiary other than changes arising from transactions in the ordinary course of business, and none of such changes has been materially adverse, whether in the ordinary course of business or otherwise; to the best knowledge of the Borrowers, neither the business nor the properties of the Borrowers or the Subsidiary have been materially and adversely affected in any way, including, without limitation, as a result of any fire, explosion, accident, strike, lockout, labor disputes, food, drought, embargo, imposition of governmental restrictions, confiscation by a governmental agency, or acts of God.

                  (f) There are no actions, suits, proceedings or written agreements pending, or to the best of the knowledge of the Borrowers threatened or proposed, against the Borrowers or, to the best knowledge of the Borrowers, the Subsidiary at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, or other administrative agency, domestic or foreign, of a material nature. Neither the Borrowers nor, to the best knowledge of the Borrowers, the Subsidiary is in default with respect to any order, writ, injunction, or decree of, or any written agreement with, any court, commission, board or agency, domestic or foreign.

                  (g) all tax returns and reports of the Borrowers and, to the best knowledge of the Borrowers, the Subsidiary, required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges upon the Borrowers and the Subsidiary or upon any of their properties or assets which are due and payable have been paid, except for such taxes, assessments, fees or charges the validity of which is being contested in good faith and for which proper reserves have set aside on the books of the Borrowers or the Subsidiary, as the case may be, and the Borrowers know of no additional assessment of a material nature against the Borrowers or the Subsidiary for taxes, or except as disclosed on the financial statements referred to in Section 5(d) above, of any basis for any such additional assessment.

                  (h) Holdings's primary business is that of a bank holding company, and Bancard's primary business is that of a merchant card processor and all necessary regulatory approvals have been obtained for each of them to conduct their respective businesses.

                  (i) The deposit accounts of the Subsidiary are insured by the Federal Deposit Insurance Corporation ("FDIC").

                  (j) None of the Pledged Security constitutes margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System ("FRS").

         The foregoing representations and warranties shall survive the making of this Agreement, and execution and delivery of the Note and the Pledge Agreement, and shall be deemed to be continuing representations and warranties until such time as the Borrowers have satisfied all of its obligations to the Bank, including, but not limited to the obligation to pay in full all principal, interest and other amounts in accordance with the terms of this Agreement or the Note.

         6.       Negative Covenants

         The Borrowers agree that until the Borrowers satisfy all of their obligations to the Bank, including, but not limited to their obligations to pay in full all principal, interest and other amounts owing in accordance with the terms of this Agreement or the Note, the Borrowers shall not themselves, nor shall Borrowers cause, permit or allow the Subsidiary to:

                  (a) create, assume, incur, have outstanding, or in any manner become liable in respect of any indebtedness for borrowed money, except in the case of Borrowers, secured indebtedness under Section 6(b)(vi), and, in the case of the Subsidiary, indebtedness incurred in the ordinary course of the business of banking and in accordance with applicable laws and regulations and safe and sound banking practices. For purposes of this Agreement, the phrase "indebtedness" shall mean and include:

                  (i) all items arising from the borrowing of money, which according to generally accepted accounting principles now in effect, would be included in determining total liabilities as shown on the balance sheet;

                  (ii) all indebtedness secured by any lien in property owned by the Borrowers whether or not such indebtedness shall have been assumed;

                  (iii) all guarantees and similar contingent liabilities in respect to indebtedness of others; and

                  (iv)  all  other   interest-bearing   obligations   evidencing
indebtedness in others;

                  (b) create, assume, incur, suffer or permit to exist any mortgage, pledge, deed of trust, encumbrance (including the lien or retained security title of a conditional vendor) security interest, assignment, lien or charge of any kind or character upon or with respect to any of their properties whether owned at the date hereof or hereafter acquired, or assigned or otherwise convey any right to receive income excepting only:

                  (i) liens for taxes, assessments or other governmental charges for the then current year or which are not yet due or delinquent;

                  (ii) liens for taxes, assessments or other governmental charges already due, but the validity of which is being contested at the time in good faith in such a manner as not to make the property forfeitable;

                  (iii) liens and charges incidental to current operation which are not due or delinquent;

                  (iv) liens for workmen's compensation awards not due or delinquent;

                  (v) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation;

                  (vi) purchase money mortgages or other liens on real property including those incurred for the construction of a banking facility, and bank furniture and fixtures acquired or held in the ordinary course of business to secure the purchase price of such property or to secure the indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such mortgages or other liens, or mortgages or other liens existing on any such property at the time of acquisition, or extensions, renewals, or replacements of any of the foregoing for the same or a lesser amount, provided that no such mortgage or other liens shall extend to or cover any property other than the property being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the mortgage or lien being extended, renewed or replaced, and provided further that no such mortgage or lien shall exceed 75% of the price of acquisition, construction or improvement at the time of acquisition, construction or improvement, and provided, further that the aggregate principal amount of consolidated indebtedness at any one time outstanding and secured by mortgages, liens, conditional sale agreements and other security interests permitted by this clause (vi) shall not exceed 10% of the consolidated capital of the Borrowers or the Subsidiary, as the case may be;

                  (vii) liens existing on the date hereof as shown on their financial statements; and

                  (viii) in the case of the Subsidiary, liens incurred in the ordinary course of the business of banking and in accordance with applicable laws and regulations and safe and sound banking practices;

                  (c) dispose by sale, assignment, lease or otherwise property or assets now owned or hereafter acquired, outside the ordinary course of business in excess of 10% of their consolidated assets in any fiscal year;

                  (d) merge into or consolidate with or into any other person, firm or corporation;

                  (e) make any loans or advances whether secured or unsecured to any person, firm or corporation, other than loans or advances made by the Subsidiary in the ordinary course of its banking business and in accordance with applicable laws and regulations and safe and sound banking practices, in an amount not to exceed 25% of the consolidated capital of Holdings at any time;

                  (f) engage in any business or activity not permitted by all applicable laws and regulations, including without limitation, the Bank Holding Company Act of 1954, the Illinois Banking Act, the Federal Deposit Insurance Act and any regulations promulgated thereunder;

                  (g) make any loan or advance secured by the capital stock of another bank or depository institution (except for loans made in the ordinary course of business), or acquire the capital stock, assets or obligations of or any interest in another bank or depository institution, without prior written approval of the Bank;

                  (h) directly or indirectly create, assume, incur, suffer or permit to exist any pledge, encumbrance, security interest, assignment, lien or charge of any kind or character on the Subsidiary Shares or any other stock owned by the Borrowers;

                  (j) sell, transfer, issue, reissue, exchange or grant any option with respect to the Subsidiary Shares;

                  (k) redeem any of its capital stock, declare a stock dividend or split or otherwise change the capital structure of Borrowers or the Subsidiary, without the prior consent of the Bank;

                  (l) breach or fail to perform or observe any of the terms and conditions of the Note, the Pledge Agreement or any other document or agreement entered into or delivered in connection with, or relating to, the Loan; or

                  (m) engage in any unsafe or unsound banking practices.

         7.       Affirmative Covenants.

         The Borrowers agree that until the Borrowers satisfy all of their obligations to the Bank, including, but not limited to their obligations to pay in full all principal, interest and other amounts in accordance with the terms of thise Agreement, the Note and the Pledge Agreement, the Borrowers shall (except for compliance with subsections (c), (d), (e), (f), (g) and (h) hereof, which shall be the sole duty of Holdings):

                  (a)      furnish and deliver to the Bank:

                  (i) as soon as practicable, and in no event later than forty-five (45) days after the end of each of the first three calendar quarterly periods of the Borrowers and the Subsidiary, a copy of: (1) the balance sheet, profit and loss statement, surplus statement and any supporting schedules prepared in accordance with generally accepted accounting principles consistently applied and signed by the respective presidents and chief financial officers of the Borrowers and the Subsidiary; and (2) all financial statements, including, but not limited to, all call reports, filed with any state or federal bank regulatory authority;

                  (ii) as soon as practicable, and in no event later than one hundred twenty (120) days after the end of each calendar year, a copy of: (1) the consolidated balance sheets as of the end of such year and of the consolidated profit and loss and surplus statements for the Borrowers and the Subsidiary for such year audited by independent certified public accountants satisfactory to the Bank and accompanied by an unqualified opinion; and (2) all financial statements and reports, including, but not limited to call reports and annual reports, filed annually with state or federal regulatory authorities;

                  (iii) as soon as practicable, and in no event later than forty-five (45) days after the end of each calendar quarter, copies of the then current loan/asset watch list, the substandard loan/asset list, the nonperforming loan/asset list and other real estate owned list of the Subsidiary;

                  (iv) immediately after receiving knowledge thereof, notice in writing of all charges, assessment, actions, suits and proceeding that are proposed or initiated by, or brought before, any court or governmental department, commission, board or other administrative agency, in connection with the Borrowers or the Subsidiary, other than ordinary course of business litigation not involving the FRS, the FDIC or the Iowa Commissioner of Banks and Trust Companies, which, if adversely decided, would not have a material effect on the financial condition or operations of the Borrowers or the Subsidiary; and

                  (v) promptly after the occurrence thereof, notice of any other matter which has resulted in a materially adverse change in the financial condition or operations of the Borrowers or the Subsidiary;

                  (b) contemporaneously with the furnishing of a copy of each annual report and of each quarterly statement provided pursuant to Section 7(a)(i) and (ii) above, deliver to Bank, a certificate signed by the President and the Treasurer of each Borrower, containing a computation of the then current financial ratios specified in Subsections 7(c) through (h) of this Agreement, and stating that no Default or unmatured Default has occurred or is continuing, or, if there is any such event, describing such event, the steps, if any, that are being taken to cure it, and the time within which such cure will occur;

                  (c) maintain such capital as is necessary to cause Holdings to be well capitalized in accordance with the regulations of the FRS and any requirements or conditions that the FRS has or may impose on Holdings;

                  (d) at all times, maintain such capital as is necessary to cause the Subsidiary to be classified as a "well capitalized" institution in accordance with the regulations of the FDIC, currently measured on the basis of information filed by Borrowers in its quarterly Consolidated Report of Income and Condition (the "Call Report") as follows:

                  (i) Total Capital to Risk-Weighted Assets of not less than 10% until January 7, 1997, and not less than 8% thereafter;

                  (ii) Tier 1 Capital to Risk-Weighted Assets of not less than 6%; and

                  (iii) Tier 1 Capital to average Total Assets of not less than 5% (For the purposes of this subsection (d)(iii) the average Total Assets shall be determined on the basis of information contain in the preceding four (4) Call Reports);

                  (e) cause Holdings to maintain tangible equity capital of not less than $11,000,000 at December 31, 1996, and not less than $12,000,000 at December 31, 1997 and at all times thereafter. For the purposes of this Section 7(e), "tangible equity capital" shall mean the sum of the common stock, surplus and retained earning accounts reduced by the amount of any goodwill;

                  (f) cause the ratio of nonperforming loans to the primary capital of the Subsidiary to be not more than twenty five percent (25%) at all times. For purposes of this Section 7(f), "primary capital" shall mean the sum of the common stock, surplus and retained earning accounts plus the reserve for loan and lease losses and "nonperforming loans" shall mean the sum of all non-accrual loans and loans on which any payment is ninety (90) or more days past due;

                  (g) cause the Subsidiary to have a net profit of at least $1.00 for the 1996 and 1997 calendar years;

                  (h) cause the ratios of the loan and lease loss reserve to the total loans of the Subsidiary to be not less than one percent (1%) at all times;

                  (i) promptly pay and discharge all taxes, assessments and other governmental charges imposed upon the Borrowers or the Subsidiary or upon the income, profits, or property of the Borrowers or the Subsidiary and all claims for labor, material or supplies which, if unpaid, might by law become a lien or charge upon the property of the Borrowers or the Subsidiary. Neither the Borrowers nor any Subsidiary shall be required to pay any such tax, assessment, charge or claim, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and reserves therefor shall be maintained on the books of the Borrowers or the Subsidiary as are deemed reasonably adequate by the Bank;

                  (j) maintain bonds and insurance and cause the Subsidiary to maintain bonds and insurance with responsible and reputable insurance companies or associations in such amounts and covering such risk as is usually carried by owners of similar businesses and properties in the same general area in which the Borrowers or the Subsidiary respectively, operate, and such additional bonds and insurance as may be reasonably required by the Bank;

                  (k) permit and cause the Subsidiary to permit the Bank through its employees, attorneys, accountants or other agents, to inspect any of the properties, corporate books and financial books and records of the Borrowers and the Subsidiary at such times and as often as the Bank reasonably may request; and

                  (l) provide and cause the Subsidiary promptly to provide the Bank with such other information concerning the business, operations, financial condition and regulatory status of the Borrowers and the Subsidiary as the Bank may from time to time reasonably request.

         8.       Collateral.

         Pursuant to the Pledge Agreement, Holdings has concurrently herewith assigned, transferred, pledged and delivered to the Bank as collateral for all of the obligations of the Borrowers from time to time to the Bank the Subsidiary Shares and any other Pledged Security (as defined in the Pledge Agreement) whether now or hereafter pledged.

         9.       Events of Default; Default; Rights Upon Default.

         The happening or occurrence of any of the following events or acts shall each constitute a Default hereunder, and any such Default shall also constitute a Default under the Note, the Letters of Credit, the Pledge Agreement and any other loan document, without right to notice or time to cure in favor of the Borrowers except as indicated below:

                  (a) if the Borrowers fail to make any payments as provided for herein;

                  (b) if there continues to exist any breach under any obligation of any other documents executed pursuant to this Agreement including, without limitation, the Note and the Pledge Agreement and such breach remains uncured beyond the applicable time period, if any, specifically provided therefor;

                  (c) if any representation or warranty made in this Agreement shall continue to be false when made or at any time during the term of this Agreement or any extension thereof, or if the Borrowers fail to perform or observe any covenant or agreement contained in this Agreement fifteen (15) days after notice thereof by Bank;

                  (d) if the Borrowers fail to perform or observe any covenant or agreement contained in any other agreement between the Borrowers or the Subsidiary and the Bank, or if any condition contained in any agreement between the Borrowers or the Subsidiary and the Bank is not fulfilled and such failure remains uncured beyond the applicable time period, if any, specifically provided therefor;

                  (e) if the Borrowers shall continue to fail to perform and observe, or cause or permit the Subsidiary to fail to perform and observe any covenants under this Agreement, including, without limitation, all affirmative and negative covenants set forth in Sections 6 and 7 of this Agreement fifteen
(15) days after notice by the Bank;

                  (f) if the FRS, the FDIC, the Iowa Commissioner of Banks and Trust Companies or other governmental agency charged with the regulation of bank holding companies or depository institutions: (i) issues to any Borrower or the Subsidiary, or initiates any action, suit or proceeding to obtain against, impose on or require from any Borrower or the Subsidiary, a cease and desist order or similar regulatory order, the assessment of civil monetary penalties, articles or agreement, a memorandum of understanding, a capital directive, a capital restoration plan, restrictions that prevent or as a practical matter impair the payment of dividends by the Subsidiary or the payments of any debt by a Borrower, restrictions that make the payment for the dividends by the Subsidiary or the payment of debt by a Borrower subject to prior regulatory approval, a notice or finding under Section 8(a) of the Federal Deposit Insurance Act, or any similar enforcement action, measure or proceeding; or (ii) issues to any officer or director of a Borrower or the Subsidiary, or initiates any action, suit or proceeding to obtain against, impose on or require from any such officer or director, a cease and desist order or similar regulatory order, a removal order or suspension order, or the assessment of civil monetary penalties.

                  (g) if the Subsidiary is notified that it is considered an institution in "troubled condition" within the meaning of 12 U.S.C. Section 1831i and the regulations promulgated thereunder, or if a conservator or receiver is appointed for the Subsidiary;

                  (h) if any Borrower or the Subsidiary is notified by any governmental or regulatory agency that it has engaged in any unsafe or unsound banking practices;

                  (i) if any Borrower or the Subsidiary becomes insolvent or is unable to pay their respective debts as they mature; or makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts as they mature; or suspends transaction of its usual business, or if a trustee of any substantial part of the assets of a Borrower or the Subsidiary is applied for or appointed, and if appointed in a proceeding brought against a Borrower, such Borrower by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment, or within thirty (30) days such appointment is not vacated or stayed on appeal or otherwise, or shall not otherwise have ceased to continue in effect;

                  (j) if any proceedings involving any Borrower or the Subsidiary are commenced by or against a Borrower or the Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government and if such proceedings are instituted against a Borrower, such Borrower by any action or failure to act indicates its approval of, consent to or acquiescence therein, or an order shall be entered approving the petition in such proceedings and within thirty (30) days after the entry thereof such order is not vacated or stayed on appeal or shall not otherwise have ceased to continue in effect; or

                  (k) if the Borrowers or the Subsidiary continue to be in default in any payment of principal or interest for any other obligation or in the performance of any other term, condition or covenant contained in any agreement (including but not limited to an agreement in connection with the acquisition of capital equipment on a title retention or net lease basis), under which any such obligation is created the effect of which default is to cause or permit the holder of such obligation to cause such obligation to become due prior to its stated maturity.

         Upon the occurrence of a Default, the Bank shall have all rights and remedies provided by applicable law and, without limiting the generality of the foregoing, may, at its option, declare its commitments to be terminated and the Note shall thereupon be and become forthwith, due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in the Note or the Pledge Agreement to the contrary notwithstanding, and may, also without limitation, appropriate and apply toward the payment of the Note any indebtedness of the Bank to the Borrowers however created or arising, and may, also without limitation exercise any and all rights in and to the collateral security referred to in Section 8 above and under the Pledge Agreement. There shall be no obligation to liquidate any collateral pledged hereunder in any order or with any priority or to exercise any remedy available to the Bank in any order.

         10.      Miscellaneous.

                  (a) No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Time is of the essence in the performance of the covenants, agreements and obligations of the Borrowers and the Subsidiary.

                  (b) This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements between the Bank and the Borrowers with respect to the subject matter hereof. No amendment, modification, termination or waiver of any provision of this Agreement, the Pledge Agreement or the Note, or consent to any departure by the Borrowers therefrom, shall be effective except for the specific purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

                  (c) All notices, requests, demands and other communications provided for hereunder shall be: (i) in writing, (ii) made in one of the following manners, and (iii) shall be deemed given (a) if and when personally delivered, (b) on the next business day if sent by nationally recognized overnight courier addressed to the appropriate party as set forth below, or (c) on the second business day after being deposited in United States certified or registered mail, and addressed as follows:

                  If to Borrowers:  Quad City Holdings, Inc.
                                    2118 Middle Road
                                    Bettendorf, Iowa  52722
                                    Attention: Mr. Douglas M. Hultquist,
                                    Chief Executive officer

                  If to the Bank:   LaSalle National Bank
                                    135 South LaSalle Street
                                    Chicago, Illinois 60674
                                    Attention: Delmar Rogers,
                                    Vice President

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection.

                  (d) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  (e) This Agreement shall become effective when it shall have been executed by the Borrowers and the Bank and thereafter shall be binding upon and inure to the benefit of the Borrowers and the Bank and their respective successors and assigns, except that the Borrowers may not assign their rights hereunder or any interest herein without the prior consent of the Bank, which may be given or denied in the Bank's sole and absolute discretion.

                  (f) This Agreement and the Note shall be governed by the internal laws of the State of Illinois, and for all purposes shall be construed in accordance with the laws of said State.

                  (g) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or lack of enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction; wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

                  (h) All covenants, agreements, representations and warranties made by the Borrowers herein shall, notwithstanding any investigation by or knowledge on the part of the Bank, be deemed material and relied on by the Bank and shall survive the execution and delivery to the Bank of this Agreement and the Note.

                  (i) This Agreement shall govern the terms of any extensions or renewals of the Note, subject to any additional terms and conditions imposed by the Bank in connection with any such extension or renewal.

                  (j) The Borrowers hereby represent that the indebtedness evidenced hereby constitutes a loan made by Bank to enable the Borrowers to carry on a commercial enterprise for the purpose of investment or profit; and that such loan is a loan for business purposes under the intent and purview of Ill. Rev. Stat. Ch. 17, Section 6404(c).

                  (k) The Borrowers shall pay all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) in connection with the preparation, negotiations, documentation, execution, delivery, administration, amendment, modification, collection and enforcement of this
Agreement, the Note, the Pledge Agreement and the other instruments and documents to be delivered hereunder. Such fees in connection with the preparation, negotiation and executing of this Agreement, the Note and the Pledge Agreement shall not exceed $3,000.00. In addition, the Borrowers shall pay, and save Bank harmless from any liability for, any and all stamp and other taxes determined to be payable in connection with the execution and delivery of this Agreement, the borrowings hereunder, or the Note and the other instruments and documents to be delivered hereunder, and agree to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes. The foregoing obligations shall survive any termination of this Agreement, the Note or the Pledge Agreement. Any of the foregoing amounts incurred by Bank and not paid by the Borrowers upon demand shall bear interest from the date incurred at the Prime Rate plus two percent (2%) per annum and shall be deemed part of the indebtedness hereunder.

                  (l) Any accounting term not specifically defined herein shall be construed in accordance with generally accepted accounting principles which are applied in the preparation of the financial statements referred to herein, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

                  (m) The Bank reserves the right to sell participations in this loan or otherwise assign, transfer or hypothecate all or any part of this loan.

                  (n) All covenants, agreements, warranties, and representations of the Borrowers herein shall be deemed to have been made jointly and severally by the Borrowers.

                  (o) The Borrowers agree to do such further acts and things and to execute and deliver to Bank such additional assignments, agreements, powers and instruments, as Bank may reasonably require or deem advisable to carry into effect the purpose of this Agreement, the Note, the Pledge Agreement or any agreement or instrument in connection herewith, or to better assure and confirm unto Bank its rights, powers and remedies hereunder or under such other loan documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

QUAD CITY HOLDINGS, INC.                    QUAD CITY BANCARD, INC.

By:                                         By:
Its:                                        Its:

                                            LASALLE NATIONAL BANK

                                            By:
                                            Its:
September 21, 1998